Exhibit 99.01
Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com

News Release

AllianceBernstein Holding L.P. Announces Second Quarter Diluted Net Income of $0.96 per Unit and Declares a $0.96 per Unit Cash Distribution

New York, NY, July 23, 2008 – AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today reported financial and operating results for the quarter ended June 30, 2008.

AllianceBernstein Holding (The Publicly Traded Partnership):

•	Diluted net income per Unit for the quarter ended June 30, 2008 was $0.96, a decrease of 17% from $1.16 for the same period in 2007.

•
Distribution per Unit for the second quarter of 2008 will be $0.96, a decrease of 17% from $1.16 for the same period in 2007.  The distribution is payable on August 14, 2008 to holders of record of AllianceBernstein Holding Units at the close of business on August 4, 2008.

AllianceBernstein (The Operating Partnership):

•	Assets Under Management (AUM) at June 30, 2008 were $717 billion, a 10% decrease from a year ago, due to market depreciation partially offset by net inflows.

•
Net outflows for the three months ended June 30, 2008 were $4.6 billion, consisting of Retail net outflows of $2.5 billion, Institutional Investments net outflows of $1.4 billion and Private Client net outflows of $0.7 billion.

•
Net inflows for the twelve months ended June 30, 2008 were $3.1 billion, consisting of Institutional Investments net inflows of $8.2 billion, Private Client net inflows of $3.2 billion and Retail net outflows of $8.3 billion.

“Following a strong start to the second quarter, capital market conditions deteriorated sharply starting in mid-May. As a result, investment returns for clients fell into negative territory for the quarter in the majority of our equity and fixed income services. Absolute returns were weakest in our value equities product suite, as this style of investing was most exposed to market dislocations, while growth services produced positive absolute results for the quarter.  This dynamic highlights the benefits of our style balanced product array to both clients and the firm. Alternative investment returns were mixed, with some services, most notably our stand-alone currency services, positive and others negative by relatively small amounts. Importantly, many of our private clients benefited from effective asset allocation advice which reduced overall portfolio volatility during these uncertain times” said Lewis Sanders, Chairman and Chief Executive Officer.

“The firm’s organic growth was slightly negative for the second consecutive quarter, primarily due to outflows in the retail channel, with modest net outflows in our institutional and private client channels as well. The backlog of new but not yet funded institutional mandates also fell slightly, ending the quarter at $15 billion.

“Our institutional research services unit remained a bright spot in an otherwise difficult environment. Although down somewhat from a very robust first quarter of 2008, revenues grew 7% compared to last year’s second quarter.  Excellent showings in recent independent client surveys measuring research quality and trading acumen suggest that this business remains well positioned for the future.

“Overall financial results in the second quarter made clear once again the firm’s inherent sensitivity to capital market conditions. Falling assets under management, primarily a function of declining global stock markets, produced an 8% reduction in net revenue versus last year’s comparable quarter.  More than one-half of this decline was attributable to a $54 million negative variance on net gains and losses from investments related to employee deferred compensation. Aggressive expense management moderated the impact of the revenue decline on earnings; however, our year-over-year operating margin fell by 210 basis points to 28.9%.   Net income was also impacted by a rise in income taxes, as the mix of earnings continued to shift to non-US domiciles having higher tax rates.  Overall, net income fell by 16% compared to last year’s second quarter.

“As we’ve noted in past communications, turbulent market conditions, while unsettling, establish the basis for strong relative and absolute investment performance in future periods. Exploiting these opportunities to generate superior investment returns for clients and providing them with world class service remains our singular goal. Achieving this goal will benefit all of AllianceBernstein’s stakeholders,” concluded Mr. Sanders.

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CONFERENCE CALL INFORMATION RELATING TO SECOND QUARTER 2008 RESULTS
JULY 23, 2008 AT 5:00 P.M. (Eastern Daylight Time)

AllianceBernstein’s management will review second quarter 2008 financial and operating results on Wednesday, July 23, 2008, during a conference call beginning at 5:00 p.m. (EDT), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Lewis A. Sanders, Chairman and Chief Executive Officer, and Gerald M. Lieberman, President and Chief Operating Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (404) 665-9935 outside the U.S., 10 minutes before the 5:00 p.m.(EDT) scheduled start time. The conference ID# is 55239099.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of second quarter 2008 financial results.

An audio replay of the conference call will be made available beginning at approximately 7:00 p.m. (EDT) on July 23, 2008 and will be available for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 55239099.  The replay will also be available via webcast on AllianceBernstein’s website for one week.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At June 30, 2008, AllianceBernstein Holding L.P. (“Holding”) owned approximately 33.6% of the issued and outstanding AllianceBernstein Units.  AXA Financial was the beneficial owner of approximately 62.7% of the AllianceBernstein Units at June 30, 2008 (including those held indirectly through its ownership of approximately 1.6% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 63.0% economic interest in AllianceBernstein.  AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

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Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in  Part I, Item 1A of our 2007 Form 10-K and Part II, Item 1A of our 1Q08 Form 10-Q. Any or all of the forward-looking statements that we make in this news release, Form 10-K, Form 10-Q, other documents we file with or furnish to the SEC, or any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and those listed above and below could also adversely affect our revenues, financial condition, results of operations, and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
Our backlog of new institutional mandates not yet funded:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times we currently anticipate.

•
Turbulent market conditions establishing the basis for strong relative and absolute investment performance in future periods:  The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.

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ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME
JUNE 30, 2008
(unaudited, $ thousands)

	Three Months Ended
	6/30/08	6/30/07
Revenues:
Investment Advisory & Services Fees	$794,638	$845,192
Distribution Revenues	107,935	118,939
Institutional Research Services	110,454	102,847
Dividend and Interest Income	21,322	70,068
Investment Gains (Losses)	9,056	46,140
Other Revenues	30,687	30,550
Total Revenues	1,074,092	1,213,736
Less: Interest Expense	10,468	54,963
Net Revenues	1,063,624	1,158,773

Expenses:
Employee Compensation & Benefits	428,198	475,887
Promotion & Servicing:
Distribution Plan Payments	78,667	84,814
Amortization of Deferred Sales Commissions	20,518	24,799
Other	57,417	62,891
General & Administrative	138,050	136,368
Interest on Borrowings	3,251	7,037
Amortization of Intangible Assets	5,179	5,179
	731,280	796,975

Operating Income	332,344	361,798
Non-Operating Income	3,591	4,014

Income before Income Taxes and Non-Controlling Interest in Earnings	335,935	365,812
Income Taxes	30,991	28,794
Non-Controlling Interest in Earnings	24,655	2,089

NET INCOME	$280,289	$334,929

Operating Margin(1)	28.9%	31.0%

(1)	Operating Margin = (Operating Income - Non-Controlling Interest in Earnings)/Net Revenues.

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ALLIANCEBERNSTEIN L.P.
(THE PUBLICLY TRADED PARTNERSHIP)
SUMMARY STATEMENTS OF INCOME
(unaudited, $ thousands except per unit amounts)

	Three Months Ended
	6/30/08	6/30/07

Equity in Earnings of Operating Partnership	$93,042	$110,267

Income Taxes	9,131	9,620

NET INCOME	83,911	100,647

Additional Equity in Earnings of Operating Partnership(1)	139	1,392

NET INCOME - Diluted(2)	$84,050	$102,039

DILUTED NET INCOME PER UNIT	$0.96	$1.16

DISTRIBUTION PER UNIT	$0.96	$1.16

(1)	To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2)	For calculation of Diluted Net Income per Unit.

ALLIANCEBERNSTEIN L.P. AND ALLIANCEBERNSTEIN HOLDING L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING
JUNE 30, 2008

		Weighted Average Units
		Three Months Ended
	Period End
	Units	Basic	Diluted

AllianceBernstein L.P.	260,971,273	260,874,044	261,080,356

AllianceBernstein Holding	87,577,430	87,480,201	87,686,513

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
THREE MONTHS ENDED JUNE 30, 2008
($ billions)

	Institutional		Private
	Investments	Retail	Client	Total

Beginning of Period	$471.3	$162.7	$101.3	$735.3

Sales/New accounts	15.7	7.0	3.2	25.9
Redemptions/Terminations	(9.4)	(8.0)	(1.6)	(19.0)
Cash flow	(7.7)	(1.2)	(2.2)	(11.1)
Unreinvested dividends	-	(0.3)	(0.1)	(0.4)
Net outflows	(1.4)	(2.5)	(0.7)	(4.6)

Transfers(1)	(0.2)	0.2	-	-

Market depreciation	(8.7)	(3.7)	(1.7)	(14.1)

End of Period	$461.0	$156.7	$98.9	$716.6

(1)	Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
TWELVE MONTHS ENDED JUNE 30, 2008
($ billions)

	Institutional		Private
	Investments	Retail	Client	Total

Beginning of Period(1)	$500.8	$185.4	$106.9	$793.1

Sales/New accounts	64.5	34.5	14.6	113.6
Redemptions/Terminations	(32.9)	(36.7)	(5.8)	(75.4)
Cash flow	(23.4)	(4.8)	(5.1)	(33.3)
Unreinvested dividends	-	(1.3)	(0.5)	(1.8)
Net inflows/(outflows)	8.2	(8.3)	3.2	3.1

Transfers(2)	0.3	(0.2)	(0.1)	-

Market depreciation	(48.3)	(20.2)	(11.1)	(79.6)

End of Period	$461.0	$156.7	$98.9	$716.6

(1)	Prior period AUM has been adjusted to reflect client assets associated with existing services previously not included.
(2)	Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY INVESTMENT SERVICE
AT JUNE 30, 2008
($ billions)

	Institutional Investments	Retail	Private Client	Total
Equity:
Value
U.S.	$39.5	$26.7	$20.6	$86.8
Global & International	169.2	47.8	22.3	239.3
	208.7	74.5	42.9	326.1
Growth
U.S.	26.1	19.4	14.0	59.5
Global & International	78.4	20.0	10.9	109.3
	104.5	39.4	24.9	168.8

Total Equity	313.2	113.9	67.8	494.9

Fixed Income:
U.S.	71.1	9.6	30.3	111.0
Global & International	58.4	29.3	0.8	88.5
	129.5	38.9	31.1	199.5

Other(1)
U.S.	9.9	3.9	-	13.8
Global & International	8.4	-	-	8.4
	18.3	3.9	-	22.2

Total:
U.S.	146.6	59.6	64.9	271.1
Global & International	314.4	97.1	34.0	445.5
	$461.0	$156.7	$98.9	$716.6

(1)	Includes Index, Structured and Asset Allocation services.

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
($ billions)

	Three Month Period		Twelve Month Period
	06/30/08	6/30/07(1)	06/30/08	6/30/07(1)

Ending Assets Under Management	$716.6	$793.1	$716.6	$793.1

Average Assets Under Management	$747.8	$774.8	$777.7	$708.6

(1)	Prior period AUM has been adjusted to reflect client assets associated with existing services previously not included.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY CLIENT DOMICILE
AT JUNE 30, 2008
($ billions)

	Institutional Investments	Retail	Private Client	Total

U. S. Clients	$212.3	$120.0	$95.5	$427.8
Non-U.S. Clients	248.7	36.7	3.4	288.8
	$461.0	$156.7	$98.9	$716.6

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